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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-28597, 333-38855, 333-67457, 333-93427, 333-48730, 333-52158, 333-86140, 333-103789, 333-115015, 333-124513, 333-146770 and 333-159516) and Form S-3 (No. 333-174754) of Rambus Inc. of our report dated February 23, 2012 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
San Jose, California
February 23, 2012

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM